Exhibit 1.14

TELEMAR NORTE LESTE S/A

Corporate Taxpayers’ Registry (CNPJ/MF) No. 33.000.118/0001-79

Board of Trade (NIRE) No. 33 300 152580

Publicly-Held Company

Minutes of the Extraordinary General Shareholders’ Meeting of Telemar Norte Leste S.A. (the “Company”), held on February 27, 2012, at 9:00 a.m., written in summary form, in accordance with art. 130, paragraph 1 of Law No. 6,404/76, as required by paragraph 1 of article 17 of the Bylaws:

1. Place, Date and Time: Held in the meeting room on the 5th floor of the Company’s headquarters, located at Rua General Polidoro, no. 99, Botafogo, in the City and State of Rio de Janeiro, on February 27, 2012, at 9:00 a.m.

2. Agenda: 1) ratify the appointment and hiring of Apsis Consultoria Empresarial Ltda., with headquarters at Rua São José, 90 - group 1,802, in the City and State of Rio de Janeiro, registered with the Corporate Taxpayers’ Registry (CNPJ) under No. 27.281.922/0001-70 (“Apsis”), as the as the company responsible for producing (i) the valuation report, at book value, of the split off portion of the Company to be acquired by Coari Participações S.A. (“Coari”) (“Equity Report”); (ii) the valuation report, at book value, of the shares of the Company to be merged into Coari (“Valuation Report of the Split Off Portion”); and (iii) the valuation report of net assets of the Company and Coari, at market prices, in compliance with the provisions of art. 264 of Law No. 6,404/76 (“Valuation Report of Net Equity at Market Prices”); 2) examine, discuss and decide on the Equity Report and the Valuation Report of the Split Off Portion, both produced by Apsis; 3) examine, discuss and decide on the Protocol and Justification for Partial Split-Off of Telemar Norte Leste S.A. with the Acquisition of the Split Off Portion by Coari Participações S.A. and the Share Exchange Between Telemar Norte Leste S.A. and Coari Participações S.A., as well as all of its attachments, which establishes the terms and conditions of the partial split-off of the Company with the acquisition of the split off portion by Coari and the share exchange between the Company and Coari, together with the relevant documents; 4) decide on the proposal for the partial split-off of the Company with the acquisition of the split off portion by Coari and the share exchange between the Company and Coari, pursuant to articles 229 and 252 of Law No. 6,404/76; and 5) authorize the managers to perform all necessary acts to effect the partial split-off and the share exchange.

3. Call Notice:

3.1 Call notice published in the newspapers “Diário Oficial do Estado do Rio de Janeiro”, Part V, in the editions of January 25, 2012, page 8; January 26, page 3; and January 27, 2012, page 11; and “Valor Econômico - Edição Nacional”, in the editions of January 25, 2012, page B9; January 26, page C10; and January 27, 2012, page B5; in accordance with article 133 of Law No. 6,404/76.

TELEMAR NORTE LESTE S.A.

Extraordinary General Shareholders’ Meeting

held on February 27, 2012

3.2 All of the documents required by Law No. 6,404/76 and CVM Instruction No. 481/09 relating to the issues to be discussed in this Extraordinary Shareholders’ Meeting were made available to the shareholders of the Company at the time of publication of the Call Notice on January 25, 2012.

4. Attendance: Shareholders representing 98.32% of the voting capital of the Company and 50.17% of the preferred shares without voting rights, according to the records and signatures in the Shareholders’ Attendance Record. Also in attendance were Alex Waldemar Zornig, representing the Company; Luiz Paulo Cesar Silveira, representing Apsis; Otávio Ramos Pereira, representing Deloitte Touche Tohmatsu Auditores Independentes (“Deloitte”); Luis Lora, representing Banco BNP Paribas S.A.; Stefan Alexander, member of the Independent Special Committee of the Company; and Ivan João Guimarães Ramalho, representing the Fiscal Council of the Company, pursuant to art. 164 of Law No. 6,404/76. Fiscal Council member Marcos Duarte Santos was also in attendance.

5. Chair: The legal quorum having been verified, pursuant to the provisions of article 17 of the Bylaws of the Company, the Meeting was opened by Investor Relations Officer Alex Waldemar Zornig, with Luiz Antonio de Sampaio Campos as chairman of the meeting and Marcelo Fernandez Trindade, Maria Gabriela Campos da Silva Menezes Cortes and Rafael Padilha Calábria as secretaries.

6. Opinion of the Fiscal Council: The Fiscal Council of the Company, in Opinions issued on August 26, 2011 and January 18, 2012, opined favorably on the proposals for the partial split-off of the Company with the acquisition of the split off portion by Coari, as well as on the approval of the respective Protocol and Justification and other documents related to this corporate transaction.

7. Decisions: As proposed by the Chairman, the shareholders present unanimously decided to draft the minutes of this Extraordinary Shareholders’ Meeting in summary form, as well as its publication without the signatures of the shareholders present, pursuant to the terms of article 130 of Law No. 6,404/76. The shareholders present also unanimously waived the reading of the matters included in the agenda of this Meeting and related documents. The shareholders also decided, by majority, registering the dissenting votes received and the abstentions verbally manifested by shareholders Yuki Yokoi and CRPC Maurisstad Fundo de Investimento de Ações and filing at Company headquarters the protests presented, to:

7.1 ratify the appointment and hiring of Apsis, as qualified above, represented in the Meeting by Luiz Paulo Cesar Silveira, who was available to clarify any doubts of the shareholders present, which company produced valuation reports of (i) the portion of the Company, at book value, to be merged into Coari; (ii) shares issued by the Company, at book value, to be merged into Coari; and (iii) the net assets of the Company and Coari, at market prices, in compliance with the provisions of art. 264 of Law No. 6,404/76.

TELEMAR NORTE LESTE S.A.

Extraordinary General Shareholders’ Meeting

held on February 27, 2012

7.2. approve, after examination and discussion, the valuation report of the split off portion of the Company to be acquired by Coari, at book value, issued by Apsis, on the basis of the financial statements of Telemar as of June 30, 2011(the “Base Date”), which was endorsed by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, a copy of which, after being endorsed by one of the Secretaries, becomes an integral part of these minutes.

7.3. approve, after examination and discussion, the valuation report of the shares issued by the Company, at book value, to be acquired by the Coari, issued by Apsis, on the basis of the financial statements of the Company as of the Base Date, which was endorsed by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, a copy of which, after being endorsed by one of the Secretaries, becomes an integral part of these minutes.

7.4. approve, after examination and discussion, the valuation report of the net assets of the Company and Coari, at market prices, in accordance with art. 264 of Law No. 6,404/76, issued by Apsis, on the basis of the financial statements of the Company and Coari as of the Base Date, which was endorsed by the Chairman and one of the Secretaries of the meeting and filed at the Company’s headquarters, a copy of which, after being endorsed by one of the Secretaries, becomes an integral part of these minutes.

7.5. approve, after examination and discussion, the Protocol and Justification of the Split-Off of Telemar Norte Leste S.A. with the Acquisition of the Split Off Portion by Coari Participações S.A. and Subsequent Share Exchange between Telemar Norte Leste S.A. and Coari Participações S.A., as well as all of its attachments and relevant documents, signed by the managements of the Company on August 26, 2011, which establishes the terms and conditions of the partial split-off of the Company with the acquisition of the split off portion by Coari and the subsequent share exchange between the Company and Coari. The Protocol and Justification herein approved was endorsed by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, a copy of which, after being endorsed by one of the Secretaries, becomes an integral part of these minutes.

TELEMAR NORTE LESTE S.A.

Extraordinary General Shareholders’ Meeting

held on February 27, 2012

7.6. approve the partial split-off of the Company and the acquisition of the split off portion by Coari, and subsequent share exchange between the Company and Coari, pursuant to article 252 of Law No. 6,404/76, according to the terms and conditions established by the Protocol and Justification approved in item 7.5 above, which established the exchange ratios of one common share issued by the Coari for each common share issued by the Company and one preferred share issued by Coari for each class A or class B preferred share issued by the Company (the “Split-Off/Share Exchange”), authorizing the São Paulo Stock Exchange (BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros) and Banco do Brasil S.A., registrar of the shares of the Company and Telemar, to make the necessary adjustments so that at the completion of the Split-Off/Share Exchange, one share of Coari be attributed to each share of Telemar. Agree that, pursuant to the Protocol and Justification approved in item 7.4 above, the Split-Off/Share Exchange will not result in a change to the share capital of the Company nor to the cancellation of shares.

7.7. authorize the managers to perform all acts necessary to implement and formalize the Split-Off/Share Exchange.

8. Closing: Having nothing further to discuss, the meeting was ended and these minutes drafted. Having been read, these minutes were approved by the shareholders, who constituted a quorum necessary to approve the decisions described above. (/s/ Luiz Antonio de Sampaio Campos, Chairman; Maria Gabriela Campos da Silva Menezes Cortes, Secretary; Marcelo Fernandez Trindade, Secretary; Rafael Padilha Calábria, Secretary; Ivan João Guimarães Ramalho, representing the Fiscal Council; Tele Norte Leste Participações S.A., represented by Ana Carolina dos Remédios Monteiro da Motta; Polo Fundo de Investimento em Ações, represented by Camila Mesquita; Polo Norte Fundo De Investimento Multimercado, represented by Camila Mesquita; Vinson Fund LLC, represented by Camila Mesquita; CSHG Verde Equity Master Fundo de Investimento em Ações, represented by Rafael Barreto de Aguiar Novaes França; CSHG Verde Master Fundo de Investimento Multimercado, represented by Rafael Barreto de Aguiar Novaes França; Green II Fund, LLC, represented by Rafael Barreto de Aguiar Novaes França; Green Fund, LLC, represented by Rafael Barreto de Aguiar Novaes França; CRPC Maurisstad Fundo de Investimento de Ações, represented by Luiz Fernando Correa de Araújo Filho; Fernando Torres Baptista da Costa; Yuki Yokoi; Mauá Arbitragem Master Fundo de Investimento Multimercado (Apoena Arbitragem Master Fundo de Invest.), represented by Pedro Miotto Leles; Mauá Orion Equity Hedge Mastger Fundo de Investimento Multimercado (M417 Fundo de Investimento Multimercado), represented by Pedro Miotto Leles; Daniella Geszikter Ventura; Maria Gabriela Campos da Silva Menezes Cortes; Luiz Antonio de Sampaio Campos; Marcelo Fernandez Trindade; Rafael Padilha Calabria; Clarisse Mello Machado Schlieckmann; and Beirão de Almeida Fundo de Investimento, represented by José Costa Gonçalves)

TELEMAR NORTE LESTE S.A.

Extraordinary General Shareholders’ Meeting

held on February 27, 2012

Conforms to the original recorded in the Company’s own books.

Rio de Janeiro, February 27, 2012.

Maria Gabriela Campos da Silva Menezes Cortes

Secretary

TELEMAR NORTE LESTE S.A.

Extraordinary General Shareholders’ Meeting

held on February 27, 2012